Exhibit 10.65

DEAL CUSIP NO. 48242JAA3

KBSIII FACILITY CUSIP NO. 48242JAB1

THIRD MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT

(Long Form)

This THIRD MODIFICATION AND ADDITIONAL ADVANCE AGREEMENT (Long Form) (this “Agreement”) is dated as of January 29, 2013, by and among KBSIII DOMAIN GATEWAY, LLC, a Delaware limited liability company, KBSIII LAS CIMAS IV, LLC, a Delaware limited liability company, and KBSIII 1550 WEST MCEWEN DRIVE, LLC, a Delaware limited liability company (individually and collectively, “Original Borrower”), KBSIII 155 NORTH 400 WEST, LLC, a Delaware limited liability company (“Additional Borrower” and, together with Original Borrower, collectively, the “Existing Borrower”), KBSIII TOWER AT LAKE CAROLYN, LLC, a Delaware limited liability company (the “Lake Carolyn Borrower” and, together with the Original Borrower and the Additional Borrower, individually or collectively as the context may require, “Borrower” or “Borrowers”), U.S. BANK NATIONAL ASSOCIATION, a national banking association, as administrative agent (“Agent”), U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), as a Lender, FIFTH THIRD BANK, an Ohio banking corporation (“Fifth Third Bank”), as a Lender, and REGIONS BANK (“Regions Bank”), as Syndication Agent and as a Lender (collectively with any lender that becomes a party to the Loan Agreement (defined below) in the future, the “Lenders”).

RECITALS

A.        Original Borrower, Agent and Lenders entered into that certain Loan Agreement dated as of April 30, 2012 (as amended by the 155 Assumption and Joinder Agreement, the First Modification, that certain Second Modification dated as of September 28, 2012 by and between the Existing Borrowers, Agent and Lenders (the “Second Modification”), the Lake Carolyn Assumption and Joinder Agreement, each as described below, the “Loan Agreement”). Pursuant to the Loan Agreement, Lenders made a loan, a portion of which is revolving, to Original Borrower in the original principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00) for the purposes set forth therein, which loan was increased to One Hundred Eight Million and No/100 Dollars ($108,000,000.00) (the “Original Loan”) pursuant to that certain Additional Advance and Modification Agreement (Long Form) dated as of June 1, 2012 by and between Borrowers and Agent, on behalf of Lenders (the “First Modification”).

B.        The following documents, each of which is dated as of April 30, 2012 (unless otherwise specified), were executed in connection with the Original Loan or the First Modification, as applicable, among others:

(i)        One or more Promissory Notes (Revolving Loan) in the original aggregate stated principal amount of $100,000,000.00 (subsequently increased to $108,000,000 pursuant to the First Modification), executed and/or joined by Borrower to the order of one or more Lenders (collectively, as the same have been and may in the future be amended, the “Original Note”);

(ii)        that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing), executed by KBSIII Domain Gateway, LLC, a

Delaware limited liability company, as trustor, to David Parnell, as trustee, for the benefit of Agent, as beneficiary, and encumbering certain real and personal property located in Travis County, Texas as more particularly described therein (the “KBS Domain Gateway Property”), and recorded on May 1, 2012 in the Official Records of Travis County, Texas as Instrument No. 2012067748, as amended by that certain Additional Advance and Modification Agreement (Short Form - Domain Gateway) dated as of June 1, 2012 and recorded in the Official Records of Travis County, Texas on June 5, 2012, as Instrument No. 2012089821 (as amended, the “Domain Gateway Deed of Trust”);

(iii)        that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing), executed by KBSIII Las Cimas IV, LLC, a Delaware limited liability company, as trustor, to David Parnell, as trustee, for the benefit of Agent, as beneficiary, and encumbering certain real and personal property located in Travis County, Texas as more particularly described therein (the “KBS Las Cimas Property”), and recorded on April 30, 2012 in the Official Records of Travis County, Texas as Instrument No. 2012067179, as amended by that certain Additional Advance and Modification Agreement (Short Form – Las Cimas) dated as of June 1, 2012 and recorded in the Official Records of Travis County, Texas on June 5, 2012, as Instrument No. 2012089822 (as amended, the “Las Cimas Deed of Trust”);

(iv)        that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing), executed by KBSIII 1550 West McEwen Drive, LLC, a Delaware limited liability company, as trustor, to James E. Spruill, as trustee, for the benefit of Agent, as beneficiary, and encumbering certain real and personal property located in Williamson County, Tennessee, as more particularly described therein (the “KBS West McEwen Property”, and collectively with the KBS Domain Gateway Property, the KBS Las Cimas Property, the KBS 155 North Property (as defined below), and the KBS Lake Carolyn Property (as defined below), the “Properties”), and recorded on May 1, 2012 in the Official Records of Williamson County, Tennessee as Book 5572, Pages 1 through 45, Instrument No. 12017075, as amended by that certain Additional Advance and Modification Agreement (Short Form – McEwen) dated as of June 1, 2012 and recorded in the Official Records of Williamson County, Tennessee on June 5, 2012, as Book 5601, Pages 492 through 505, Instrument No. 12022804 (as amended, the “McEwen Deed of Trust”, and collectively with the Domain Gateway Deed of Trust, the Las Cimas Deed of Trust, and the 155 North Deed of Trust (as defined below), and the Lake Carolyn Deed of Trust (as defined below) the “Deeds of Trust”);

(v)        that certain UCC-1 Financing Statement with KBSIII Domain Gateway, LLC, a Delaware limited liability company, as debtor, in favor of Agent, as secured party, and filed on April 30, 2012 as File No. 20121910613 with the Delaware Department of State (the “Domain Gateway Financing Statement”);

(vi)        that certain UCC-1 Financing Statement with KBSIII Las Cimas IV, LLC, a Delaware limited liability company as debtor, in favor of Agent, as secured party, and filed on April 30, 2012 as File No. 20121910936 with the Delaware Department of State (the “Las Cimas Financing Statement”);

(vii)        that certain UCC-1 Financing Statement with KBSIII 1550 West McEwen Drive, LLC, a Delaware limited liability company, as debtor, in favor of Agent, as secured party, and filed on April 30, 2012 as File No. 20121911090 with the Delaware Department of State (the “McEwen Financing Statement”, and collectively with the Domain Gateway Financing Statement, the Las Cimas Financing Statement, and the 155 North Financing Statement (as defined below), and the Lake Carolyn Financing Statement (as defined below), the “Financing Statements”);

(viii)        that certain Repayment Guaranty executed by KBS REIT Properties III, LLC, a Delaware limited liability company (“Properties REIT”) and KBS Real Estate Investment Trust III, Inc., a Maryland corporation (“Parent REIT”, and individually and collectively with Properties REIT, “Guarantor”), in favor of Agent and Lenders (the “Guaranty”);

(ix)        that certain Unsecured Environmental Indemnity Agreement executed and/or joined by Borrower in favor of Agent and Lenders (the “Environmental Indemnity”);

(x)        that certain Fee Letter agreement executed and/or joined by Borrower; as supplemented by that certain Fee Letter agreement executed by Borrowers and Agent dated as of June 1, 2012, as supplemented by that certain Fee Letter agreement executed by Borrowers and Agent dated as of even date herewith (the “Fee Letter”); and

(xi)        the other “Loan Documents”, as such term is defined in the Loan Agreement.

C.        Subsequently, Additional Borrower, Original Borrower, Agent and Lenders entered into that certain Assumption and Joinder Agreement dated as of May 9, 2012 (the “155 Assumption and Joinder Agreement”), which, among other things, added Additional Borrower as a “Borrower” under the Loan Documents and added the 155 North Property (as defined below), as an Additional Property under the Loan. In connection therewith, Additional Borrower, as trustor, executed that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) dated as of May 9, 2012 to Landmark Title Company, as trustee, for the benefit of Agent, as beneficiary, and encumbering certain real and personal property located in Salt Lake County, Utah, as more particularly described therein (the “KBS 155 North Property”) and recorded on May 9, 2012 in the Official Records of Salt Lake County, Utah as Book 10016, Pages 1031 through 1072, Instrument No. 11387975, as amended by that certain Additional Advance and Modification Agreement (Short Form – 155 North) dated as of June 1, 2012 and recorded in the Official Records of Salt Lake County, Utah on June 5, 2012, as Book 10023, Pages 4636 through 4654, Instrument No. 11404072 (as amended, the “155 North Deed of Trust”). In connection with the 155 Assumption and Joinder Agreement, that certain UCC-1 Financing Statement with Additional Borrower, as debtor, in favor of Agent, as secured party, was filed on May 14, 2012 as File No. 20122017780 with the Delaware Department of State (the “155 North Financing Statement”).

D.        Concurrently with the execution of this Agreement, the Lake Carolyn Borrower, Agent and Lenders are entering into that certain Assumption and Joinder Agreement

(Lake Carolyn) dated as of even date herewith (the “Lake Carolyn Assumption and Joinder Agreement” and together with the 155 Assumption and Joinder Agreement, collectively, the “Assumption and Joinder Agreements”), which, among other things, is adding the Lake Carolyn Borrower as a “Borrower” under the Loan Documents and is adding the KBS Lake Carolyn Property (as defined below), as an Additional Property under the Loan. In connection therewith, the Lake Carolyn Borrower is executing that certain Deed of Trust (With Assignment of Leases and Rents, Security Agreement and Fixture Filing) dated as of even date herewith as trustor, to David Parnell, as trustee, for the benefit of Agent, as beneficiary, (the “Lake Carolyn Deed of Trust”) and encumbering certain real and personal property located in the City of Irving, Dallas County, Texas as more particularly described therein (the “KBS Lake Carolyn Property”). Pursuant to the Lake Carolyn Assumption and Joinder Agreement, Exhibits B, C and D of the Loan Agreement are being amended and updated.

E.        Additionally, concurrently with the execution of this Agreement, (i) Fifth Third Bank is executing an Assignment and Assumption Agreement dated as of even date herewith with respect to its assignment and assumption of the obligations of a Lender under the Loan Documents with respect to its assigned share of the Loan equal to $30,000,000, and (ii) Regions Bank is executing an Assignment and Assumption Agreement dated as of even date herewith with respect to its assignment and assumption of the obligations of a Lender under the Loan Documents with respect to its assigned share of the Loan equal to $50,000,000 (collectively, the “Assignment and Assumption Agreements”), and pursuant to which, among other things, Fifth Third Bank and Regions Bank are being added as “Lenders” under the Loan Documents.

F.        Borrowers have requested that Lenders, among other things, extend the term of the Loan to February 1, 2016 and extend to Borrowers the Additional Advance (as defined below) and, in connection therewith, increase the Principal Balance (as defined in the Loan Agreement) of the Loan from $108,000,000.00 to $200,000,000.00. In connection with the Additional Advance and the Assignment and Assumption Agreements, the Original Note is being amended, restated and replaced by (i) that certain Amended and Restated Promissory Note (Revolving Loan) in the original aggregate stated principal amount of $120,000,000.00 made in favor of U.S. Bank, (ii), that certain Amended and Restated Promissory Note (Revolving Loan) in the original aggregate stated principal amount of $30,000,000.00 made in favor of Fifth Third Bank, and (iii) that certain Amended and Restated Promissory Note (Revolving Loan) in the original aggregate stated principal amount of $50,000,000.00 made in favor of Regions Bank, in each case executed by Borrowers (collectively, as the same have been and may in the future be amended, restated, or replaced, the “Note”). For purposes of clarification, the Revolving Portion and the Non-revolving Portion (each defined below), constitute a single $200,000,000.00 facility represented by the Note.

G.        Upon the effective date of this Agreement (and prior to disbursement of any portion of the Additional Advance), the outstanding principal balance of the Loan is $63,200,000.00.

H.        As used herein, the term “Loan Documents” shall mean the Loan Agreement, the Note, the Deeds of Trust, the Financing Statements, the Guaranty, the Environmental Indemnity, the Assumption and Joinder Agreements, the First Modification, the

Second Modification, and the other “Loan Documents” as such term is defined in the Loan Agreement, as any or all of them may have been amended to date. This Agreement and the Short Form Agreements (as defined below) also shall constitute a Loan Document. Capitalized terms used herein without definition have the meanings ascribed to them in the Loan Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreement and conditions set forth below and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.        Recitals; Representations; Reaffirmation of Loan. The parties hereto acknowledge and agree that the foregoing recitals are true and correct and are incorporated herein by this reference. Borrowers hereby represent and warrant to Agent and Lenders that, except as otherwise disclosed to Agent in writing, (a) no Event of Default has occurred and is continuing and no condition has occurred and is continuing that, with notice or the passage of time or both, would constitute an Event of Default, and (b) all representations and warranties of Borrowers in this Agreement and the other Loan Documents (as amended by this Agreement) are true and correct in all material respects and shall survive the execution of this Agreement. Borrowers reaffirm all of their obligations under the Loan Documents and relating to any Swap Contracts, and Borrowers acknowledge that they have no claims, offsets or defenses with respect to the payment of sums due under the Note or under any Swap Contracts. Without limiting the foregoing, Borrowers reaffirm Agent’s right, following the occurrence and during the continuance of any Event of Default, to apply any and all payments made by Borrowers or otherwise received by Agent or Lenders with respect to the Loan and any Swap Contracts between any one or more Borrowers and Lenders, including without limitation all proceeds received from the sale or liquidation of any collateral, to the obligations owing by Borrowers under the Loan Documents and Swap Contracts in such order and manner deemed appropriate by Agent in Agent’s sole discretion, and Borrowers acknowledge that they shall have no right to direct Agent as to such application or designate the portion of the obligation to be satisfied.

2.        Loan Document Modifications.

(a)        Additional Advance. Subject to the terms and conditions of this Agreement, Lenders agree to provide Borrowers, and Borrowers shall be deemed to have accepted (if and when disbursed), an additional advance in the principal sum of $92,000,000.00 (the “Additional Advance”). The Additional Advance, together with the principal amount of the Original Loan, shall be evidenced by the Note, as amended hereby, and shall be secured by the Deeds of Trust and the other Loan Documents (except those Loan Documents specifically stated to be unsecured). For avoidance of doubt, no further options remain exercisable by Borrower with respect to their Accordion Option (as defined in Section 7.20 of the Loan Agreement). The Original Loan shall be deemed consolidated with the Additional Advance to form a single indebtedness in the principal amount of $200,000,000.00 (the “Increased Committed Amount”). At no time during the term of the Loan shall the outstanding amounts owing under the Loan exceed the Increased Committed Amount. The allocation of the Increased Committed Amount between the Non-revolving Portion and the Revolving Portion shall be

$120,000,000 to the Revolving Portion and $80,000,000 to the Non-revolving Portion, and any references in the Loan Documents to such terms shall be revised accordingly.

(b)        Extension of Maturity Date. The Maturity Date under the Loan Documents is hereby extended from May 1, 2014 to February 1, 2016 (as extended, the “Maturity Date”). All amounts outstanding under the Loan shall be due and payable no later than this extended Maturity Date, unless extended further pursuant to Section 2(c) below. Any references to the Maturity Date in any of the Loan Documents shall refer to the Maturity Date as hereby extended. Notwithstanding anything else in the Loan Documents to the contrary, other than the extension option set forth in Section 2(c) below, no remaining options remain exercisable by Borrower under the Loan Documents.

(c)        Extension Option. Section 1.4 of the Loan Agreement is hereby deleted in its entirety and is replaced with the following:

“1.4        Maturity Date; Extension. All principal owing on the Loan, and all accrued interest and other sums owing under the Loan Documents not otherwise paid when due, shall be due and payable in full on the Maturity Date. Borrower shall have the option to extend (each extension, an “Extension”) the term of the Loan (the “First Extension”) from February 1, 2016 (the “Original Maturity Date”) to February 1, 2017 (for purposes of this Section, the “First Extended Maturity Date”), and upon the expiration of the First Extension, Borrower shall have the option to extend the term of the Loan (the “Second Extension”) from the First Extended Maturity Date to February 1, 2018 (for purposes of this Section, the “Second Extended Maturity Date”), each such Extension being subject to the satisfaction of each of the following conditions precedent:

(a)        Borrower shall provide Agent with written notice of Borrower’s request to exercise its option to extend the Maturity Date not more than one hundred twenty (120) days but not less than forty-five (45) days prior to the (i) the Original Maturity Date, in the case of the First Extension, and (ii) the First Extended Maturity Date, in the case of the Second Extension.

(b)        As of the date of Borrower’s delivery of the notice of request to exercise its option to extend, and as of the then existing Maturity Date, no Event of Default shall have occurred and be continuing, and no event or condition which, with the giving of notice or the passage of time or both, would constitute an Event of Default shall have occurred and be continuing, and Borrower shall so certify in writing to the best of its knowledge.

(c)        Prior to the commencement of the Extension, Borrower shall deliver to Agent, at Borrower’s sole cost and expense, a date-down to the Title Policy in form and substance acceptable to Agent and such title insurance endorsements reasonably required by Agent to the extent available in each jurisdiction in which an applicable Property is located.

(d)        Immediately prior to the commencement of each Extension, Borrower shall pay to Agent, for account of the Lenders (pro rata in accordance with their Commitment Percentage), on or before the applicable Maturity Date an extension fee for each such extension in the amount of one quarter of one percent (0.25%) of an amount equal to the then existing total Committed Amount (the “Extension Fee”).

(e)        Borrower shall be in compliance with the financial covenants contained in the Loan Documents.

(f)        Immediately prior to the commencement of the Extension, the Principal Balance shall not exceed the then current Availability Amount (based on evidence reasonably satisfactory to Agent, including updated Appraisals of the Properties commissioned by Agent and approved by Agent and Lenders); provided, however, if the Principal Balance exceeds the then current Availability Amount, Borrower may pay down the Principal Balance to an amount equal to the Availability Amount.

(g)        Guarantors shall be in compliance with their respective financial covenants set forth in the Guaranty, and Agent shall have received a certificate from each Guarantor certifying such compliance and such other information reasonably required by Agent to confirm that Guarantors are in compliance with such financial covenants to the extent such information is required pursuant to Section 5.4 below. Without limiting the foregoing, immediately prior to commencement of the Extension, Guarantors’ combined Net Worth shall be not less than $250,000,000.00.

Notwithstanding the foregoing, the Second Extension may not come into effect unless the First Extension shall have been in effect. If each of the foregoing conditions precedent are satisfied with respect to the First Extension, and the Original Maturity Date is extended as provided above to the First Extended Maturity Date, as used herein and in the other Loan Documents, the term “Maturity Date” shall thereafter mean the First Extended Maturity Date. If each of the foregoing conditions precedent are satisfied with respect to the Second Extension, and the First Extended Maturity Date is extended as provided above to the Second Extended Maturity Date, as used herein and in the other Loan Documents, the term “Maturity Date” shall thereafter mean the Second Extended Maturity Date.”

(d)        Section (a) in the definition of “Borrowing Base Value” set forth in the “Definitions” section of the Loan Agreement is hereby deleted and replaced with the following:

“(a) If the aggregate value of Properties with Improvements consisting of a single tenant building exceeds thirty-five percent (35%) of the Borrowing Base Value, then the aggregate value attributed to such Properties for purposes of calculating the Borrowing Base Value shall be reduced to an amount so that the aggregate value of such single-tenant Properties used in determining the

Borrowing Base Value does not exceed thirty-five percent (35%) of the Borrowing Base Value.”

(e)        The definition of “Committed Amount” set forth in the “Definitions” section of the Loan Agreement is hereby deleted and replaced with the following:

“Committed Amount”: Shall mean the Revolving Portion plus the Non-revolving Portion, constituting a single aggregate commitment of $200,000,000 less the amount of undisbursed Loan proceeds, if any, that have been cancelled by the Borrower in writing in accordance with the terms and conditions of this Agreement as set forth in Section 7.16.”

(f)        The definition of “Cost Basis” set forth in the “Definitions” section of the Loan Agreement is hereby deleted and replaced with the following:

“Cost Basis: Means, for each Property, the undepreciated cost basis of such Property as determined by GAAP (provided such basis shall include any applicable acquisition and financing costs incurred at the time of initial acquisition and in connection with any financing provided under the Loan Agreement from time to time), the amount of which as of December 31, 2012 shall be as set forth in Exhibit E hereto.”

(g)        The definition of “Majority Lenders” set forth in the “Definitions” section of the Loan Agreement is hereby deleted and replaced with the following:

“Majority Lenders: Lenders holding, in the aggregate, not less than sixty-six and two-thirds of one percent (66 2/3%) of the Committed Amount or, if no such principal amount is then outstanding, not less than sixty-six and two-thirds of one percent (66 2/3%) of the Commitment Percentages; provided, notwithstanding the foregoing, if at any time there are two or more Lenders, at least two Lenders holding an aggregate of not less than 66 2/3% of the Committed Amount shall be required to constitute the Majority Lenders.”

(h)        The definition of “Maximum Borrowing Base Leverage Ratio” set forth in the “Definitions” section of the Loan Agreement is hereby deleted and replaced with the following:

“Maximum Borrowing Base Leverage Ratio: Shall mean (a) from the Closing Date through August 31, 2013, seventy percent (70%); (b) from September 1, 2013 through February 28, 2014, sixty-five percent (65%); and (c) from and after March 1, 2014, sixty percent (60%).”

(i)        The definition of “Minimum Borrowing Base DSCR” set forth in the “Definitions” section of the Loan Agreement is hereby deleted and replaced with the following:

“Minimum Borrowing Base DSCR: Shall mean (a) from the Closing Date through August 31, 2013, 1.15 to 1.0; (b) from September 1, 2013 through February 28, 2014, 1.20 to 1.0; and (c) from and after March 1, 2014, 1.30 to 1.0.”

(j)        Section 3.5(b) of the Loan Agreement is hereby deleted in its entirety and is replaced by the following:

“(b)        No Event of Default (or event that with the giving of notice and/or the passage of time could become an Event of Default) shall have occurred and be continuing. In no event shall Lenders be required to make any advance unless, at the time of the advance, there shall exist no Event of Default hereunder (or event that with the giving of notice and/or the passage of time could become an Event of Default), and all representations and warranties made herein shall be true and correct in all material respects on and as of each Advance Date with the same effect as if made on that date.”

(k)        The first sentence of Section 3.6 is hereby deleted and replaced with the following:

“In addition to all other conditions and requirements set forth in this Agreement and any of the other Loan Documents, each of the following conditions shall be materially satisfied (or deemed materially satisfied or waived as provided in Article II herein) as reasonably determined by Agent with respect to each disbursement of Loan proceeds:”

(l)        The last sentence of Section 5.4 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“Notwithstanding the foregoing, if the Parent REIT no longer files a 10-K Form (the “10-K Form”) or a 10-Q Form (the “10-Q Form”) with the U.S. Securities and Exchange Commission, the Parent REIT shall thereafter be required to provide audited annual and unaudited quarterly financial statements. All such financial statements shall be in reasonable detail, shall be prepared in accordance with GAAP, and shall be certified by the party to which they apply as true, correct and complete.”

(m)        Section 5.14 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“5.14        No Distributions. If an Event of Default exists and is continuing, no Borrower will, without the prior written consent of Majority Lenders, make any distribution of assets to any member in any Borrower, whether or not such a distribution is permitted under the terms of such Borrower’s limited liability company agreement, including repayment of any loans made by a member in any Borrower to such Borrower, return of capital contributions, distributions upon termination, liquidation or dissolution of such Borrower or any development, property management, accounting or other fees payable to a member in such Borrower (unless any such fee has been approved by Majority Lenders in writing).”

(n)        Section 5.22 of the Loan Agreement is hereby deleted in its entirety and replaced with the following:

“5.22        No Other Debt. Without Majority Lender’s written consent, no Borrower shall incur any other indebtedness, whether secured or unsecured, other than the Loan, trade debt and other expenditures contemplated under this Agreement (including payment of taxes, insurance, tenant improvements and capital expenditures) reasonably incurred in the ordinary course of operating such Borrower’s Property (all of which are debts which are expressly permitted under the Loan Documents); provided that the foregoing shall not be deemed to prohibit up to $1,000,000 in the aggregate at each Property owing under equipment leases for equipment to be used by Borrowers in connection with the Properties; and provided further, however, that in no case may such leased equipment be incorporated into any Improvements as part of the structure thereof or otherwise installed as part of any Improvements in such a way that the removal thereof would result in material damage to such Improvements.”

(o)        Subsection (c) in Section 7.22 of the Loan Agreement entitled “Releases of Property” is hereby deleted and replaced with the following:

“(c)        After giving effect to the proposed release, at least three (3) Properties remain as security for the Loan unless otherwise agreed to in writing by Agent and Lenders.”

(p)        Subsection (e) in Section 7.22 of the Loan Agreement entitled “Releases of Property” is hereby deleted and replaced with the following:

“Borrower shall have delivered to Agent (1) a pro forma covenant compliance certificate demonstrating the continuing compliance with all borrowing base and financial covenants on a pro forma basis based on the most recently available financial statements adjusted to reflect the proposed release of a Property and (2) such certifications from the Guarantor(s) that, after giving effect to the proposed release, Guarantor(s) shall be in compliance with their financial covenants under the Guaranty.”

(q)        Section 7.25 of the Loan Agreement is hereby deleted in in entirety and is replaced with the following:

“7.25        Limited Recourse Provision. Except as to Guarantor as set forth in the Guaranty, Agent and Lenders shall have no recourse against, nor shall there be any personal liability to, the members of Borrower, or to any shareholders, members, partners, beneficial interest holders or any other entity or person in the ownership (directly or indirectly) of Borrower (except for the Guarantor as provided in the Guaranty, but including KBSIII REIT ACQUISITION I, LLC, KBSIII REIT ACQUISITION II, LLC, KBSIII REIT ACQUISITION IV, LLC, KBSIII REIT ACQUISITION V, LLC, KBSIII REIT ACQUISITION VI, LLC, KBS Limited Partnership III or KBS Real Estate Investment Trust III, Inc., once and after KBS Real Estate Investment Trust III, Inc. has been released from its obligations under the Guaranty) with respect to the obligations of Borrower and Guarantor under the Loan. For purposes of clarification, in no event shall the above language limit, reduce or otherwise affect any Borrower’s liability or obligations under the Loan Documents, Guarantor’s liability or obligations under the Guaranty or Agent’s right to exercise any rights or remedies against any collateral securing the Loan.”

(r)        Section 8.9(e) is hereby deleted in its entirety and replaced with the following:

“(e)        Rights of Assignee. From and after the date upon which Agent notifies the assigning Lender that it has received an executed Assignment and Assumption: (1) the Assignee Lender (or the Lender’s affiliate) thereunder shall be a party to this Agreement and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender under this Agreement, and (2) the assigning Lender shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights and be released from its obligations under this Agreement.”

(s)        Exhibit E to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit E attached hereto.

(t)        Exhibit H to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit H attached hereto.

(u)        Exhibit I to the Loan Agreement is hereby deleted in its entirety and replaced with Exhibit I attached hereto.

(v)        All references in the Loan Documents to “Revolving Commitment” and “Term Commitment” shall be deemed to mean and be references to “Revolving Portion” and “Non-revolving Portion,” respectively, and the applicable definitions in the Definitions section of the Loan Agreement shall be deemed to be revised accordingly.

(w)        The reference to “$64,800,000.00” in the definition of “Revolving Portion” set forth in the “Definitions” Section of the Loan Agreement (as amended pursuant to the First Modification and this Agreement) is hereby changed to “$120,000,000.00.”

(x)        The reference to “$43,200,000.00” in the definition of “Non-revolving Portion” set forth in the “Definitions” Section of the Loan Agreement (as amended pursuant to the First Modification and this Agreement) is hereby changed to “$80,000,000.00.”

(y)        Any references in any of the Loan Documents (as amended pursuant to the First Modification) to (i) “$64,800,000” or other similar references are hereby replaced with “$120,000,000”, and (ii) to “$43,200,000” or other similar references are hereby replaced with “$80,000,000.”

(z)        All references in any of the Deeds of Trust and all other references in the Loan Documents (as amended pursuant to the First Modification) to (i) “One Hundred Eight

Million” and “$108,000,000” or other similar references are hereby replaced with “Two Hundred Million” and “$200,000,000”, respectively, and (ii) to the “Note” or “Notes” shall mean each of the Notes described in Recital F above.

(aa)        All references in the Loan Documents to “Committed Amount” shall be deemed to refer to the Increased Committed Amount as defined in Section 2(a) above.

(bb)        All references in any of the Deeds of Trust and all other references in the Loan Documents to the “Loan” shall mean the Loan, as amended hereby and by the Short Form Agreements.

(cc)        All references to “$54,000,000” in the Guaranty (as amended by the First Modification) are hereby changed to mean “$100,000,000.”

(dd)        The Additional Advance shall be disbursed in accordance with the terms and conditions for disbursements set forth in the Loan Agreement (as amended by this Agreement).

(ee)        For purposes of clarification, in calculating just Properties REIT’s Net Worth, such Net Worth shall be calculated without including the Net Worth attributable to the Parent REIT.

(ff)        For purposes of clarification, the Unused Fee set forth in the Fee Letter (and restated below) shall be paid by Borrowers to Agent, for account of the Lenders (pro rata in accordance with their Commitment Percentage), on or before the specified dates set forth in the Fee Letter and restated below:

“Starting with the calendar quarter ending on March 31, 2013 and following the end of each subsequent calendar quarter during the term of the Loan (or the Maturity Date), an unused commitment fee accruing at a rate equal to the per annum Applicable Rate (defined below) calculated on the basis of actual days elapsed in a year consisting of 360 days upon an amount equal to the Average Daily Unused Amount (defined below) for the preceding calendar quarter (the “Unused Fee”). The Unused Fee is payable in arrears on a quarterly basis during each calendar quarter occurring during the term of the Loan (and at the Maturity Date) ten (10) days after Agent sends Borrower a written request for payment, together with the calculations evidencing the amount set forth therein when such Unused Fee is due, which fee, for the calendar quarter when the closing of the Loan occurs, shall be pro rated for the actual number of days that have elapsed during such initial calendar quarter since the closing occurred. Payment of the Unused Fee shall continue until the Maturity Date. As used herein “Average Daily Unused Amount” means, for any quarter, the aggregate of the Daily Unused Amounts for each day in the applicable quarter divided by the number of days in such quarter. As used herein “Daily Unused Amount” means, for each day, the positive difference between (i) the Committed Amount, and (ii) the outstanding principal balance of the Loan. As used herein “Committed Amount” means, (i) $100,000,000 for the period of time from the date of the original Fee Letter and prior to the closing of the Modification, and (ii) $108,000,000 for the period of time commencing at closing of the Modification, and prior to the closing of the Third Modification Agreement, and (iii) $200,000,000 for the period of time commencing at closing of the Third Modification Agreement, less the amount of undisbursed Loan proceeds, if any, that have been cancelled by the Borrower in writing in accordance with the terms and conditions of the Loan Agreement as set forth in Section 7.16 thereof (effective as of the date of cancellation). As used herein the “Applicable Rate” shall mean a per annum rate equal to (i) 0.20% if the Borrowing Base Leverage Ratio (as defined in the Loan Agreement) is less than or equal to 55%, (ii) 0.25% if the Borrowing Base Leverage Ratio is greater than 55% but less than or equal to 60.0%, or (iii) 0.35% if the Borrowing Base Leverage Ratio is greater than 60%;”

(gg)        Guarantor, by its signature to the attached consent, agrees and acknowledges that the “Base Guaranteed Amount” for which it shall be liable under the Guaranty has been increased to $100,000,000.00 plus all other amounts specified therein as being guaranteed thereby, subject to the limitations and reduction provisions set forth in Section 2 of the Guaranty (and subject to the release of Parent REIT pursuant to Section 32 of the Guaranty).

(hh)        The definition of “Market Value” within the definition of “Total Asset Value” set forth in Section 13(c) of the Guaranty is hereby replaced with the following:

“‘Market Value’ shall mean the capped value of real estate assets with the trailing 12-month net operating income (which, as to assets held for less than 12-months shall be annualized using the period held) of all real properties capped at (a) 7.00% through the March 31, 2014 reporting period, and (b) 7.50% thereafter; provided, for (i) Properties appraised within 12 months of the applicable reporting period, the Market Value shall be determined using such as-is appraised values from such Appraisals prepared for Agent (with options to re-appraise at the request and expense of Borrower or Guarantor once in any six month period), and (ii) with respect to the other real properties owned by the Guarantor that do not serve as collateral for the Loan under the Loan Documents, in lieu of the capped value approach outlined above, the Market Value may be determined, at Agent’s discretion, using the lesser of (1) the undepreciated cost basis of such real property or (2) the “as-is” appraised value of such real property pursuant to the most recent appraisal delivered to and approved by Agent plus any additional leasing and capital expenditure costs incurred since the date of such appraisal.”

(ii)        Section 13(e) of the Guaranty is hereby deleted in its entirety and replaced with the following:

“(e)        Maximum Indebtedness. Guarantor covenants and agrees not to have or incur any consolidated recourse secured indebtedness in excess of an amount equal to fifteen percent (15.0%) of Guarantor’s Total Asset Value (excluding indebtedness incurred under the Loan Documents), unless Agent has otherwise consented in writing to such Guarantor incurring such indebtedness.”

3.        Security Documents. Without limiting the foregoing, each of the Deeds of Trust and the other Loan Documents which secure Borrowers’ indebtedness and obligations under the Loan Documents (but excluding those documents which expressly do not secure Borrowers’

indebtedness and obligations under the Loan Documents) shall secure, in addition to all other indebtedness and obligations secured thereby, the Additional Advance and the payment and performance of all present and future indebtedness and obligations of Borrowers under this Agreement, the Note, and any and all amendments, modifications, renewals and/or extensions of this Agreement or the Note, regardless of whether any such amendment, modification, renewal or extension is evidenced by a new or additional instrument, document or agreement. Each of the Borrowers acknowledges, agrees and reaffirms that the Deeds of Trust secure, in addition to all other indebtedness and obligations stated or specified therein to be secured thereby, (i) all indebtedness and obligations owing under the Loan Agreement, as previously amended and as amended hereby (and as the same may hereafter be further amended or modified from time to time), (ii) all indebtedness and obligations owing under the Note (as the same may hereafter be further amended or modified from time to time), (iii) all indebtedness and obligations owing under or in connection with any and all Swap Contracts between Agent or any Lender (or their respective Affiliates and/or successors (to the extent such Swap Contract was executed in connection with the Loan)) and any one or more Borrowers (or their Affiliates (to the extent such Swap Contract was executed in connection with the Loan)), and (iv) all obligations owing under each of the Deeds of Trust. The Deeds of Trust shall not secure the Environmental Indemnity, the Guaranty, or any other Loan Document that is expressly stated to be unsecured.

4.        Definitions. Except as provided in this Agreement, all references in the Loan Agreement, in any of the Deeds of Trust, and in the other Loan Documents (i) to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement, (ii) to the Deeds of Trust shall mean the Deeds of Trust as amended hereby, (iii) the Loan Documents shall mean the Loan Documents as such term is defined in this Agreement, and (iv) to any particular Loan Document shall mean such Loan Document as modified by this Agreement, and all prior amendments, or any document executed pursuant thereto.

5.        Conditions Precedent. This Agreement shall not be effective, and neither Agent nor Lenders shall have any obligations hereunder, unless all of the following conditions are satisfied in a manner acceptable to Agent in Agent’s sole judgment. The following conditions shall be deemed satisfied on the date (the “Effective Date”) that Agent causes each of the Short Form Agreements (as defined below) to be recorded in the official records of the county and state specified below (provided that, if for any reason any of the following conditions are not satisfied, or waived in writing by Agent, on or before the Effective Date, they shall continue as covenants of each party hereto to Agent and Lenders to the extent reserved in writing by Agent prior to the Effective Date):

(a)        Modification Documents. Agent shall have received and approved the executed originals of (i) this Agreement, including the Consent and Reaffirmations attached hereto, (ii) the Lake Carolyn Assumption and Joinder Agreement, (iii) the Assignment and Assumption Agreements, (iv) each of the Notes, and shall have received the fully executed and acknowledged Lake Carolyn Deed of Trust along with the following fully executed and acknowledged short forms of this Agreement, each dated as of even date herewith executed by Borrowers, Agent and Lender (individually or collectively, the “Short Form Agreements”, and collectively with this Agreement and the Consent and Reaffirmation attached hereto, the “Modification Documents”):

(1)	That certain Third Modification and Additional Advance Agreement (Short Form – Domain Gateway) to be recorded in the Official Records of Travis County, Texas;

(2)	That certain Third Modification and Additional Advance Agreement (Short Form – Las Cimas) to be recorded in the Official Records of Travis County, Texas;

(3)	That certain Third Modification and Additional Advance Agreement (Short Form – McEwen) to be recorded in the Official Records of Williamson County, Tennessee; and

(4)	That certain Third Modification and Additional Advance Agreement (Short Form – 155 North) to be recorded in the Official Records of Salt Lake County, Utah.

(b)        SNDAs. Borrower shall have delivered, (i) estoppels for at least 85% of the tenant space at the KBS Lake Carolyn Property, and (ii) on a commercially reasonable best efforts basis, fully executed and acknowledged Subordination, Non-disturbance and Attornment Agreements (the “SNDAs”) for the following tenants: Matheson Tri-Gas; Usability Sciences Corp.; Trilogi, Inc., Personnel Decisions; and RLI Insurance.

(c)        Recordation. The Lake Carolyn Deed of Trust, the SNDAs obtained, and the Short Form Agreements (and any other documents and agreements which Agent requires to be recorded pursuant hereto) shall have been recorded in the Official Records of the county and state as set forth above, all in accordance with Agent’s instructions to Commonwealth Land Title Insurance Company (the “Title Company”).

(d)        Status of Title. Borrowers shall cause the Title Company to issue at Borrowers’ expense a new title policy with respect to the KBS Lake Carolyn Property and such endorsements to the Title Policy insuring the Deeds of Trust as Agent shall reasonably require insuring that title to the Properties is vested in the applicable Borrower and insuring the continuing validity and first-position lien priority of each of the Deeds of Trust, in light of this Agreement (to the extent such endorsements and continuations are available).

(e)        Financing Statement for Lake Carolyn. A UCC-1 Financing Statement with the Lake Carolyn Borrower, as debtor, in favor of Agent, as secured party, shall be filed with the Delaware Department of State (the “Lake Carolyn Financing Statement”) and a UCC search shall show no other financing statements filed with respect to the Lake Carolyn Borrower or KBS Lake Carolyn Property.

(f)        Formation Documents. Borrowers shall have delivered to Agent all documents evidencing the formation, organization, good standing and valid existence of (i) the Lake Carolyn Borrower, and (ii) each other Borrower and Guarantor (to the extent such documents have been amended or modified since the original closing date).

(g)        Opinion of Counsel. Borrowers shall have delivered to Agent one or more opinion(s) of counsel reasonably acceptable to Agent covering the due authorization of the

Lake Carolyn Borrower to enter into the applicable Loan Documents and the enforceability of the Lake Carolyn Deed of Trust.

(h)        Payment of Agent’s Expenses. Borrowers shall have paid all costs and expenses incurred by Agent in connection with this Agreement, including attorneys’ fees and costs, title insurance premiums, recording charges and the costs of any lien, UCC and bankruptcy searches and background checks undertaken by Agent in connection with this Agreement.

(i)        Payment of Fee. Borrowers shall have paid to Agent the fees required under the Fee Letter.

(j)        Default. No Event of Default has occurred and is continuing, and no event has occurred and is continuing which, with notice or the passage of time or both, would be an Event of Default.

Upon recordation of the Short Form Agreements, all of the foregoing conditions shall be deemed satisfied except to the extent expressly agreed to in writing by Agent and Borrowers.

6.        Affirmation of Obligations Under Loan Documents; Minimum Outstanding Committed Amount; Swap Contracts. Borrowers each acknowledge, confirm, stipulate, agree, represent and warrant that each has no defense, claim, credit, offset or counterclaim to any of its obligations under any of the Loan Documents. Each Borrower further acknowledges the validity and enforceability of the Deeds of Trust as first-priority liens on the Properties, all improvements located thereon and all other Trust Estate described in the each of the Deeds of Trust. Borrowers each acknowledge and agree that, notwithstanding anything else to the contrary contained in the Loan Documents (including Section 1.5 of the Loan Agreement), at no time during the term of the Loan can the outstanding principal balance of the Loan be reduced below an amount equal to 40% of the then current Committed Amount (which, as of the date of this Agreement, subject to the Availability Amount, would require that at least $80,000,000 of the Loan remain outstanding, whether revolving or non-revolving). For purposes of clarification, if the Committed Amount is permanently reduced pursuant to Section 7.16 of the Loan Agreement, the calculation above shall be made using the permanently reduced Committed Amount. Unless otherwise agreed to in writing by Lenders, the parties hereby agree that any Swap Contracts or Swap Transactions entered into with respect to the Loan shall include all Lenders under the Loan Agreement and shall be entered into on a pari-passu basis in accordance with each Lenders’ Commitment Percentage.

7.        Miscellaneous.

(a)        Majority Lender Consent. Subject to Section 8.4(b) of the Loan Agreement which expressly requires the consent of all the Lenders, but notwithstanding anything else to the contrary in the Loan Documents (including Section 8.4(a) of the Loan Agreement), the following matters shall require the consent of Majority Lenders:

(1)	Waiver of an Event of Default.

(2)	Any release, termination, modification or amendment of the Loan Documents (except to the extent expressly provided for in the Loan Documents).

(3)	Any waiver of Guarantor’s obligations to satisfy the financial covenants set forth in Sections 13(b) through 13(f), inclusive, of the Guaranty.

(4)	Any material change in the methodology used in determining or calculating the Availability Amount, the Borrowing Base Amount, or the financial covenants set forth in Sections 13(b) through 13(f), inclusive, of the Guaranty.

Additionally, Agent shall, if Agent has not already done so, make written demand under Section 5.23 of the Loan Agreement promptly upon the request of Majority Lenders if it is determined that the Principal Balance exceeds the Borrowing Base Amount.

(b)        Entire Agreement. This Agreement and the Loan Documents set forth in full the terms of agreement among the parties and are intended as the full, complete and exclusive contract governing the relationship between the parties. This Agreement and the Loan Documents supersede all other discussions, promises, representations, warranties, agreements and understandings between the parties with respect to the subject matter hereof and thereof.

(c)        Definition of Loan Documents. Each of the Loan Documents is hereby modified to the extent necessary so that the term “Loan Documents,” as such term may be used therein, shall be deemed to include this Agreement and all other Modification Documents.

(d)        Further Assurances. Borrowers each shall, upon the request of Agent or Lenders, execute, acknowledge and deliver, or cause to be executed, acknowledged or delivered, such further documents, instruments or agreements, and perform such other acts, as may be necessary, desirable or proper for carrying out the intention or facilitating the performance of the terms of this Agreement, or for assuring the validity of, perfecting or preserving the lien of the Deeds of Trust or any other Loan Documents.

(e)        No Third Parties Benefitted. This Agreement is entered into for the sole benefit of the parties hereto and no third party beneficiary rights shall be created hereby.

(f)        Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, successors and assigns of the parties hereto.

(g)        Assignment. This Agreement shall not be assignable by any Borrower and any purported assignment shall be void. This Agreement is assignable by Agent and any Lender.

(h)        Attorneys’ Fees. In the event any action or proceeding is commenced to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to attorneys’ fees and costs of suit, whether at trial or on appeal.

(i)        Construction of this Agreement. The headings used in this Agreement are for convenience only and shall be disregarded in interpreting the substantive provisions of this Agreement. Time is of the essence of each term of the Loan Documents, including this Agreement. As used herein, the term “including” means “including, but not limited to,” and the term “include(s)” means “include(s), without limitation.” This Agreement has been drafted by all the parties hereto collectively. Therefore, each party to this Agreement agrees that any statute or rule of construction providing that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

(j)        Survival of Representations, Warranties and Covenants. Each and all provisions of this Agreement shall survive and remain in full force and effect until all obligations of Borrowers under the Loan Documents are paid and performed in full. All releases herein shall survive repayment and performance of such obligations and/or any foreclosure under or reconveyance of the Deeds of Trust.

(k)        Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without resort to choice of law principles.

(l)        Severability. In the event of any invalidity or unenforceability of any provision of this Agreement, the remainder of this Agreement shall remain in full force and effect.

(m)        Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies, including the right to contribution, which Agent and/or Lenders may have against any party hereto under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42 U.S.C. 9601 et seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

(n)        Reliance. Neither Agent nor Lenders would have consented to the extension of the Additional Advance to Borrowers and the other transactions specified herein without Borrowers entering into this Agreement. Accordingly, each of such parties intentionally and unconditionally enters into the covenants and agreements as set forth above and understands that, in reliance upon and in consideration of such covenants and agreements, Agent and Lenders have consented to the transactions contemplated herein and, as part and parcel thereof, specific monetary and other obligations have been, are being and shall be entered into which would not take place but for such reliance.

8.        Same Indebtedness; Priority of Liens Not Affected. This Agreement and the execution of other documents contemplated hereby do not constitute the extinguishment of any debt evidenced by the Loan Documents, nor will they in any way affect or impair the liens and security interests created by the Loan Documents, which Borrowers acknowledge to be valid and existing liens on and security interests in the Properties. Borrowers agree that the liens and security interests created by the Deeds of Trust continue to be in full force and effect, unaffected and unimpaired by this Agreement or by the transactions contemplated herein and that said liens and security interests shall so continue in their perfection and priority until the debt secured by the Loan Documents is fully discharged.

9.        WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS, AGENT AND LENDERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOAN OR THE PROPERTIES (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS AGREEMENT.

10.        Counterparts. This Agreement may be executed by the parties hereto in one or more separate counterparts, and counterpart original signature pages and notarial pages may be assembled into one original document to be recorded.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

“Agent”: U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Adrian B. Montero
Name:	Adrian B. Montero
Title:	Senior Vice President

“Lenders”: U.S. BANK NATIONAL ASSOCIATION, a national banking association

By:	/s/ Adrian B. Montero
Name:	Adrian B. Montero
Title:	Senior Vice President

FIFTH THIRD BANK, an Ohio banking corporation

By:	/s/ Matthew Rodgers
Name:	Matthew Rodgers
Title:	Vice President

REGIONS BANK

By:	/s/ Lee Surtees
Name:	Lee Surtees
Title:	Vice President

“Borrowers”:

KBSIII DOMAIN GATEWAY, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION I, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBSIII LAS CIMAS IV, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION II, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBSIII 1550 WEST MCEWEN DRIVE, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION IV, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBSIII 155 NORTH 400 WEST, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION V, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBSIII TOWER AT LAKE CAROLYN, LLC,
a Delaware limited liability company

By:	KBSIII REIT ACQUISITION VI, LLC, a Delaware limited liability company, its sole member

	By:	KBS REIT PROPERTIES III, LLC, a Delaware limited liability company, its sole member

		By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

			By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation, its general partner

				By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

CONSENT AND REAFFIRMATION

(Guarantor)

This Consent and Reaffirmation (this “Consent”) is attached to that certain Third Modification and Additional Advance Agreement dated as of January 29, 2013, between KBSIII Domain Gateway, LLC, a Delaware limited liability company, KBSIII Las Cimas IV, LLC, a Delaware limited liability company, KBSIII 1550 West McEwen Drive, LLC, a Delaware limited liability company, KBSIII 155 North 400 West, LLC, a Delaware limited liability company, and KBSIII TOWER AT LAKE CAROLYN, LLC, a Delaware limited liability company (“Borrowers”), U.S. Bank National Association, a national banking association, as administrative agent (“Agent”), U.S. Bank National Association, a national banking association, Fifth Third Bank, and Regions Bank, each as a Lender, (the “Modification Agreement”). All capitalized terms used but not defined in this Consent shall have the same meanings given thereto in the Modification Agreement. KBS REIT Properties III, LLC, a Delaware limited liability company (“Properties REIT”) and KBS Real Estate Investment Trust III, Inc., a Maryland corporation (“Parent REIT”, individually and collectively with Properties REIT, “Guarantor”), each hereby acknowledges that it has read, reviewed with counsel and agrees to the terms, conditions, provisions and modifications of the Modification Agreement and the transactions contemplated thereby, including without limitation the modifications contemplated in Section 2 therein. Guarantor hereby reaffirms and remakes each of the waivers set forth in that certain Repayment Guaranty dated as of April 30, 2012 executed by Guarantor in favor of Agent and Lenders in connection with the Loan, as amended by the Modification Agreement as more particularly set forth therein (as amended, the “Guaranty”). Guarantor further hereby (a) reaffirms the full force and effectiveness of the Guaranty (b) agrees that Guarantor’s obligations under the Guaranty shall remain unaffected by the Modification Agreement, except as specifically amended pursuant to Section 2 thereof, and that all references in the Guaranty to (i) the Loan Documents shall include (without limitation) the Modification Agreement, and (ii) any particular Loan Document shall mean such Loan Document as modified to date, including by the Modification Agreement, (c) acknowledges and agrees that the “Base Guaranteed Amount” for which it shall be liable under the Guaranty has been increased to $100,000,000.00 plus all other amounts specified therein as being guaranteed thereby, subject to the limitations and reduction provisions set forth in Section 2 of the Guaranty (and subject to the release of Parent REIT pursuant to Section 32 of the Guaranty), and acknowledges and agrees that all references to “$54,000,000” in the Guaranty (as amended by the First Modification) are hereby changed to mean “$100,000,000” and (d) agrees that Guarantor’s obligations under the Guaranty are separate and distinct from those of Borrowers with respect to the Loan.

[Signatures on following page]

CONSENT S-1

Dated as of January 29, 2013:

KBS REIT PROPERTIES III, LLC, a Delaware limited liability company,

By:	KBS LIMITED PARTNERSHIP III, a Delaware limited partnership, its sole member

	By:	KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation its general partner

		By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

KBS REAL ESTATE INVESTMENT TRUST III, INC., a Maryland corporation

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr., Chief Executive Officer

CONSENT S-1

EXHIBIT E

COST BASIS OF EACH PROPERTY

Property	Cost Basis

KBS Domain Gateway Property	$48,831,487.41

KBS Las Cimas Property	$36,679,384.53

KBS West McEwen Property	$40,739,488.87

KBS 155 North Property	$30,921,847.33

KBS Lake Carolyn Property	$45,718,738.56

Exhibit E

EXHIBIT H

NOTICES AND WIRE INSTRUCTIONS

U.S. Bank National Association

Commercial Real Estate

4100 Newport Place, Suite 900

Newport Beach, CA 92660

Attention: Loan Administration

Institution Name:	U.S. Bank N.A.

ABA Number:	123000220

Account Name:	Commercial Loan Services

Account Number:	0034001-2160600
Attention: Susanie Samson
Tel.: (949) 863-2376

Fifth Third Bank

5050 Kingsley Drive

Cincinnati, OH 45227

Attention: Jessica Cornish

Jessica.Cornish@53.com

Tel: 513-358-1185

Institution Name:	Fifth Third Bank

ABA Number:	042000314

Account Name:	Commercial Loan Wires

Account Number:	89922553
Attention: Jessica Cornish
Reference: Commercial Wires (KBS III)

Exhibit H

Regions Bank

1900 5th Ave. No 15 Floor

Birmingham, Alabama 35203

Attn: Joanne Blaikie

Email: Joanne.blaikie@regions.com

Tel.: 205-264-4919

Fax: 205-264-5456

Institution Name:	Regions Bank

ABA Number:	062005690

Account Name:	Operatings Division Clearing

Account Number:	1102450454200
Attention: Joanne Blaikie
Reference: KBSIII REIT III Properties
Tel.: (949) 863-2376

Exhibit H

EXHIBIT I

COMMITMENTS AND COMMITMENT PERCENTAGES OF LENDERS

Non-revolving	Revolving Portion
Portion Amount	Amount

$80,000,000.00	$120,000,000.00

Lender	Commitment	Commitment
	Percentage	Amount

U.S. Bank National Association	60.000000000000%	$120,000,000.00

Fifth Third Bank	15.000000000000%	$30,000,000.00

Regions Bank	25.000000000000%	$50,000,000.00

Exhibit I